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                                                                  EXHIBIT 23.1.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
MBIA Insurance Corporation:


We consent to the incorporation by reference in the Prospectus Supplement of Bear Stearns Asset Backed Securities Inc., relating to Mortgage Pass-Through Certificates, Series 2001-2, of our report dated February 2, 2001, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000. We also consent to the reference to our Firm under the caption "Experts."


                                                /s/ PricewaterhouseCoopers LLP



New York, New York
June 21, 2001